Exhibit 99.1

OTIC PHARMA, LTD.

OTIC PHARMA, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)	(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$591	$1,103
Restricted cash	44	14
Prepaid expenses and other current assets	26	33

Total current assets	661	1,150
Property and equipment, net	27	31
Other assets	15	15

Total assets	$703	$1,196

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$486	$338
Accrued expenses and other liabilities	340	113
Convertible notes	3,447	3,447

Total current liabilities	4,273	3,898

Commitments and contingencies
Shareholders’ deficit:
Common Shares, NIS 0.01 par value, 9,207,060 shares authorized; 104,925 and 82,246 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1	1
Preferred Shares, NIS 0.01 par value, 6,565,540 shares authorized; 452,706 shares issued and outstanding at March 31, 2017 and December 31, 2016	11	11
Additional paid-in capital	11,891	11,385
Receipts on account of Preferred A shares	291	291
Accumulated deficit	(15,764)	(14,390)

Total shareholders’ deficit	(3,570)	(2,702)

Total liabilities and shareholders’ deficit	$703	$1,196

See accompanying notes to unaudited condensed financial statements.

OTIC PHARMA, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Operating expenses
Research and development	$479	$690
General and administrative	906	422

Total operating expenses	1,385	1,112

Loss from operations	(1,385)	(1,112)
Other income, net	11	9

Net loss and comprehensive loss	$(1,374)	$(1,103)

Net loss used in the calculation of basic and diluted net loss per share (Note 8)	$(246)	$(187)

Net loss per share, basic and diluted (Note 8)	$(2.86)	$(2.41)

Weighted-average common shares outstanding, basic and diluted	86,026	77,856

See accompanying notes to unaudited condensed financial statements.

OTIC PHARMA, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(1,374)	$(1,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4	6
Share-based compensation	106	42
Change in operating assets and liabilities:
Prepaid expenses and other assets	7	33
Accounts payable and accrued expenses	375	(128)

Net cash used in operating activities	(882)	(1,150)
Investing activities
Purchase of property and equipment	—	(5)

Net cash used in investing activities	—	(5)
Financing activities
Exercise of warrants for common stock	400	—

Net cash provided by financing activities	400	—
Net decrease in cash, cash equivalents, and restricted cash	(482)	(1,155)
Cash, cash equivalents, and restricted cash at beginning of period	1,117	3,109

Cash, cash equivalents, and restricted cash at end of period	$635	$1,954

See accompanying notes to unaudited condensed financial statements.

OTIC PHARMA, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Business

Otic Pharma, Ltd. (the “Company” or “Otic”) is a clinical-stage, specialty pharmaceutical company focused on the acquisition and development of products for disorders of the ear, nose, and throat (ENT). Otic was founded in Israel in 2008. In 2015, Otic established U.S. operations, Otic Pharma, Inc., (“Otic Pharma” or the “Subsidiary”) and moved its corporate headquarters to Southern California. Otic has two novel technologies that are initially being developed for conditions of the ear.

Liquidity and Financial Condition

For the year ended December 31, 2016, the Company has adopted FASB Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

The Company has experienced recurring net losses and negative cash flows from operating activities since its inception. The Company recorded a net loss of $1.4 million for the three months ended March 31, 2017. As of March 31, 2017, the Company had a working capital deficit of $3.6 million and an accumulated deficit of $15.8 million. Following the completion of the reverse merger (see below), management estimates that the Company has sufficient cash resources to meet anticipated cash needs through at least the next 12 months, based on cash and cash equivalents available as of March 31, 2017 and subsequently received. Due to continuing research and development activities, the Company expects to continue to incur net losses into the foreseeable future. In order to continue these activities, the Company may need to raise additional funds through future public or private debt and equity financings or strategic collaboration and licensing arrangements. Sufficient additional funding may not be available or be available on acceptable terms. If so, the Company may need to delay, reduce the scope of, or put on hold research and development activities while the Company seeks strategic alternatives.

Reverse Merger

On December 21, 2016, Tokai Pharmaceuticals, Inc. (“Tokai”), a Delaware corporation, Otic Pharma, and the shareholders of Otic Pharma (each a “Seller” and collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which, among other things, each Seller agreed to sell to Tokai, and Tokai agreed to purchase from each Seller, all of the common and preferred shares of Otic Pharma (“Otic Pharma Shares”) owned by such Seller in exchange for the issuance of a certain number of shares of common stock of Tokai, as determined pursuant to the terms of the Share Purchase Agreement (the “Otic Transaction”). The parties amended and restated the Share Purchase Agreement on March 2, 2017.

On May 9, 2017, Tokai, Otic Pharma, and the Sellers closed the transaction contemplated by the Share Purchase Agreement, and Tokai issued to the Sellers an aggregate 4,027,693 shares of Tokai’s common stock in exchange for 836,857 Otic Pharma Shares. Following the completion of the Otic Transaction, the business being conducted by Tokai became primarily the business conducted by Otic Pharma, which is a specialty pharmaceutical company focusing on the development of ear, nose, and throat (ENT) product candidates. In connection with the Otic Transaction, the name of the surviving corporation was changed to “Novus Therapeutics, Inc.”.

On January 31, 2017, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Purchasers agreed to purchase approximately $4,000,000 of the Company’s common stock through the purchase of 400,400 shares of the Company’s common stock at a price of $9.99 per share. This transaction closed on May 10, 2017.

On May 11, 2017, the Company effected a reverse split of its issued and outstanding common stock at a ratio of one-for-nine. The accompanying condensed consolidated financial statements and notes give retroactive effect to the reverse split.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and requirements set forth by the Securities and Exchange Commission (SEC) for interim reporting and reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The unaudited condensed consolidated financial statements do not include all information and notes necessary for a complete presentation of results of income, comprehensive income, financial position, and cash flows in conformity with GAAP. The accompanying unaudited condensed consolidated financial statements and notes should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2016 included in the definitive proxy statement relating to the Reverse Merger between Tokai Pharmaceuticals, Inc. and Otic Pharma, Ltd., filed on March 24, 2017 with the SEC pursuant to Schedule 14(a) under the Securities Exchange Act of 1934. The results of operations and comprehensive loss for the three months ended March 31, 2017 are not necessarily indicative of expected results for the full fiscal year or any other future period.

Use of estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make informed estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities in the Company’s financial statements and accompanying notes. The most significant estimates in the Company’s financial statements relate to the valuation of certain financial instruments, share-based compensation, and accruals for liabilities and other matters that affect the condensed consolidated financial statements and related disclosures. Actual results could differ materially from those estimates under different assumptions or conditions and the differences may be material to the consolidated financial statements.

Cash and cash equivalents

Cash equivalents consist of demand deposits in banks and other short-term, highly liquid investments with original maturities of less than three months at the date of purchase. At times, the Company has cash and cash equivalents deposited at financial institutions in excess of federally insured deposit limits. Cash is held on deposit in major financial institutions and is subject to minimal credit risk.

Restricted cash

Restricted cash relates primarily to deposits held in the Company’s Israeli bank account to fund potential tax payments.

Concentration of Credit Risk

The Company maintains cash balances in the United States at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31, 2017, the Company had no U.S. bank accounts in excess of the FDIC insurance limit. As of March 31, 2017, the Company’s cash balances of approximately $512,000 in bank accounts held in Israel were uninsured. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

Property and equipment

Leasehold improvements, computers and software, and furniture and equipment are recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of their useful lives or the terms of the underlying leases. Computers and software, as well as furniture and equipment, are depreciated over a period of three to twenty years. Lab equipment is depreciated over 15 years.

Management reviews fixed assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. No material impairment occurred for the three months ended March 31, 2017 or March 31, 2016.

Research and development expenses

Research and development expenses consist of expenses incurred in performing research and development activities including salaries and benefits and other overhead expenses, formulation development, clinical trials, contract services, and other outsourced contracts. Research and development expenses are charged to operations as they are incurred. Up-front payments to collaborators made in exchange for the avoidance of potential future milestone and royalty payments on licensed technology are also charged to research and development expense when the drug is still in the development stage, has not been approved by the US Food and Drug Administration (“FDA”) for commercialization, and has no alternative uses.

The Company assesses its obligations to make milestone payments that may become due under licensed or acquired technology to determine whether the payments should be expensed or capitalized. The Company charges milestone payments to research and development expense when:

•	The technology is in the early stage of development and has no alternative uses;

•	There is substantial uncertainty regarding the future success of the technology or product;

•	There will be difficulty in completing the remaining development; and

•	There is substantial cost to complete the work.

Acquired contractual rights. Payments to acquire contractual rights to a licensed technology or drug candidate are expensed as incurred when there is uncertainty in receiving future economic benefits from the acquired contractual rights. The Company considers the future economic benefits from the acquired contractual rights to a drug candidate to be uncertain until such drug candidate is approved by the FDA or when other significant risk factors are abated.

Share-based compensation

For stock options granted to employees, the Company recognizes compensation expense for all share-based awards based on the grant-date estimated fair value. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service period. The fair value of stock options is determined using the Black-Scholes option pricing model, net of estimated forfeitures. The forfeiture rate is estimated at the date of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company estimates forfeitures based on historical experience. The determination of fair value for share-based awards on the date of grant using an option pricing model requires management to make certain assumptions regarding a number of complex and subjective variables.

Share-based compensation expense related to stock options granted to nonemployees is recognized based on the fair value of the stock options, determined using the Black-Scholes option pricing model, as they are earned. The awards generally vest over the period the Company expects to receive services from the non-employee. Stock options granted to non-employees are subject to periodic revaluation over their vesting terms.

Since the Company has a net operating loss carry-forward as of March 31, 2017, no excess tax benefits for tax deductions related to share-based awards were recognized in the accompanying consolidated statements of operations.

Recently Issued Accounting Pronouncements

In January 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which updates certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU No. 2016-01 will be effective for the Company beginning in its first quarter of 2018. The adoption of ASU No. 2016-01 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting period beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact on its condensed consolidated financial statements upon the adoption of this guidance.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which modifies the measurement of expected credit losses of certain financial instruments. ASU No. 2016-13 will be effective for the Company beginning in its first quarter of 2020 and early adoption is permitted. The adoption of ASU No. 2016-13 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU No. 2016-06 will be effective for the Company in the first quarter of 2018. The Company is currently evaluating the impact of adopting ASU No. 2016-16 on its condensed consolidated financial statements.

Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, an option to recognize gross stock compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, with early adoption permitted. The Company early adopted ASU No. 2016-09 in the fourth quarter of 2016 and the adoption did not have a material impact on its condensed consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statements of Cash Flows (Topic 230): Classification and Presentation of Restricted Cash in the Statements of Cash Flows, which requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents in the statement of cash flows. The Company adopted the provisions of this guidance using the retrospective approach in the first quarter of 2017. The adoption did not have a material impact on its condensed consolidated financial statements but did impact the presentation of the cash flow statement.

Note 3. Fair Value

Financial assets and liabilities are recorded at fair value. At March 31, 2017 and December 31, 2016, the Company’s financial instruments included cash, cash equivalents, restricted cash, and short-term convertible debt. The carrying amount of cash, cash equivalents, restricted cash, and short-term convertible debt approximates fair value due to the short-term maturities of these instruments.

The Company measures the fair value of certain of its financial instruments on a recurring basis. A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

•	Level 1—Quoted prices (unadjusted) in active markets for identical assets and liabilities.

•	Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

There have been no transfers of assets for liabilities between these fair value measurement classifications during the periods presented.

The following table summarizes the Company’s financial assets and liabilities measured at fair value on a recurring basis at March 31, 2017 (in thousands):

	Level 1	Level 2	Level 3	Total
Liabilities
Convertible notes	$—	$3,447	$—	$3,447

Total liabilities at fair value	$—	$3,447	$—	$3,447

The following table summarizes the Company’s financial assets and liabilities measured at fair value on a recurring basis at December 31, 2016 (in thousands):

	Level 1	Level 2	Level 3	Total
Liabilities
Convertible notes	$—	$3,447	$—	$3,447

Total liabilities at fair value	$—	$3,447	$—	$3,447

Note 4. Accrued Expenses

Accrued expenses consisted of the following as of March 31, 2017 and December 31, 2016 (in thousands):

	March 31, 2017	December 31, 2016
Accrued payroll and related expenses	$159	$51
Accrued vacation	73	50
Accrued other	108	12

Total accrued expenses	$340	$113

Note 5. Convertible Loan

On July 11, 2016, OrbiMed Israel Partners Limited Partnership and Peregrine Management II Ltd., provided the Company with a convertible bridge financing in the aggregate amount of $2.9 million (the “Bridge Financing Amount”), pursuant to a Bridge Financing Agreement (the “Bridge Financing Agreement”). Under the terms of the Bridge Financing Agreement, other than upon occurrence of an Event of Default (as defined in the Bridge Financing Agreement), Otic is not required to repay the Bridge Financing Amount or any portion in cash. The Bridge Financing Agreement further provides that upon a Deemed Liquidation (as defined in Otic’s Articles of Association), the Bridge Financing Amount is convertible into Preferred C Shares of Otic at a price per share representing 85% of the Preferred C Shares’ original issue price. Upon closing of the Otic Transaction on May 9, 2017, pursuant to the terms of the Bridge Financing Agreement, the Bridge Financing amount converted into 67,427 shares of common stock.

The Company concluded the value of the Bridge Financing is predominantly based on a fixed monetary amount known at the date of issuance as represented by the 15% discount on the Company’s shares to be sold upon a Deemed Liquidation event. Accordingly, the Bridge Financing was classified as debt and is measured at its fair value of $3.4 million.

Note 6. Commitments and Contingencies

Leases

The Company leases office space and equipment under various operating leases. These leases are generally subject to scheduled base rent and maintenance cost increases, which are recognized on a straight-line basis over the term of the leases. Total rental expense for all operating leases in the accompanying condensed consolidated statements of operations and comprehensive loss was $41,000 and $59,000 for the three months ended March 31, 2017 and 2016, respectively.

Grants and licenses

From 2012 through 2015 the Company received grants in the amount of approximately $537,000 from the Office of Chief Scientist designated for Otic’s investments in research and development. The grants are linked to the U.S. dollar and bear annual interest of LIBOR. The grants are to be repaid out of royalties from sales of the products developed by the Company from their investments in research and development. Because the Company has not yet earned revenues related to these investments and cannot estimate potential royalties, no liability related to these grants have been recorded as of each period presented.

In November 2015, the Company entered into an exclusive license agreement with Scientific Development and Research, Inc. and Otodyne, Inc. (collectively, the “Licensors”) granting Otic exclusive worldwide rights to develop and commercialize OP-02. Under the terms of the agreement, the Company is obligated to use commercially reasonable efforts to seek approval for and commercialize at least one product for otitis media in the U.S. and key European markets (France, Germany, Italy, Spain, and the United Kingdom). Otic is responsible for prosecuting, maintaining, and enforcing all intellectual property and will be the sole owner of improvements. Under the agreement with the Licensors, the Subsidiary paid license fees totaling $700,000 and issued 9,780 common shares to the Licensors.

In January 2016, the Licensors completed transfer of all technology, including the active Investigational New Drug application (“IND”) to the Company. The Subsidiary is obligated to pay up to $42.1 million in development and regulatory milestones if OP-02 is approved for three indications in the U.S., two in Europe, and two in Japan. Otic is also obligated to pay up to $36.0 million in sales based milestones, beginning with sales exceeding $1.0 billion in a calendar year. The Company is also obligated to pay a tiered royalty for a period up to eight years, on a country-by-country basis. The royalty ranges from low-single to mid-single percent of net sales.

Legal Matters

In the normal course of business, the Company periodically becomes involved in litigation. As of March 31, 2017, in the opinion of management, the Company had no pending litigation that would have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

Legal Proceedings

On August 1, 2016, a purported stockholder of Tokai filed a putative class action lawsuit in the U.S. District Court for the Southern District of New York against Tokai, Jodie P. Morrison, and Lee H. Kalowski, entitled Doshi v. Tokai Pharmaceuticals, Inc., et al., No. 1:16-cv-06106 (“Doshi Action”). The plaintiff sought to represent a class of purchasers of Tokai securities between June 24, 2015, and July 25, 2016, and alleges that, in violation of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder, defendants made false and misleading statements and omissions about Tokai’s clinical trials for its drug candidate, galeterone. The lawsuit sought, among other things, unspecified compensatory damages, interest, costs, and attorneys’ fees. On October 3, 2016, the case was transferred to the U.S. District Court for the District of Massachusetts. A lead plaintiff has yet to be appointed.

On August 19, 2016, a purported stockholder of Tokai filed a putative class action lawsuit in the Superior Court of the State of California, County of San Francisco, against Tokai, Jodie P. Morrison, Lee H. Kalowski, Seth L. Harrison, Timothy J. Barberich, David A. Kessler, Joseph A. Yanchik, III, and the underwriters of Tokai’s “IPO”, entitled Jackie888, Inc. v. Tokai Pharmaceuticals, Inc., et al., No. CGC-16-553796. The lawsuit alleges that, in violation of the Securities Act of 1933 (“Securities Act”), Tokai’s registration statement for its IPO made false and misleading statements and omissions about Tokai’s clinical trials for galeterone. The plaintiff sought to represent a class of purchasers of Tokai common stock in or traceable to Tokai’s IPO. The lawsuit sought, among other things, unspecified compensatory damages, interest, costs, and attorneys’ fees. On October 19, 2016, the defendants moved to dismiss or stay the action on grounds of forum non conveniens, and certain individual defendants moved to quash the plaintiff’s summons for lack of personal jurisdiction. On February 27, 2017, the Superior Court entered an order granting defendants’ motion to stay the lawsuit.

On September 29, 2016, two purported stockholders of Tokai filed a putative class action lawsuit in the U.S. District Court for the District of Massachusetts against Tokai, Jodie Pope Morrison, Lee H. Kalowski, Seth L. Harrison, Timothy J. Barberich, David A.

Kessler, Joseph A. Yanchik, III, and the underwriters of Tokai’s IPO, entitled Garbowski, et al. v. Tokai Pharmaceuticals, Inc., et al., No. 1:16-cv-11963 (“Garbowski Action”). The lawsuit alleges that the defendants and Tokai’s registration statement for its IPO made false and misleading statements and omissions about Tokai’s clinical trials for galeterone, in violation of the Securities Act, the Exchange Act, and Rule 10b-5. The plaintiffs sought to represent a class of purchasers of Tokai common stock in or traceable to Tokai’s IPO as well as a class of purchasers Tokai common stock between September 17, 2014, and July 25, 2016. The lawsuit sought, among other things, unspecified compensatory damages, interest, costs, and attorneys’ fees. A prospective lead plaintiff has filed a motion to consolidate the Doshi and Garbowski Actions for all purposes. A lead plaintiff has yet to be appointed.

On December 5, 2016, a putative securities class action was filed in the Business Litigation Session of the Superior Court Department of the Suffolk County Trial Court, Massachusetts (“Massachusetts State Court”) against Tokai, Jodie P. Morrison, Lee H. Kalowski, Seth L. Harrison, Timothy J. Barberich, David A. Kessler, Joseph A. Yanchik, III, and the underwriters of Tokai’s IPO, entitled Wu v. Tokai Pharmaceuticals, Inc., et al., 16-3725 BLS (“Wu Action”). The lawsuit alleges that Tokai’s IPO registration statement made false and misleading statements and omissions about Tokai’s clinical trials for galeterone, in violation of the Securities Act. The plaintiff seeks to represent a class of purchasers of Tokai common stock in or traceable to Tokai’s IPO. The lawsuit sought, among other things, unspecified compensatory damages, interest, costs, and attorneys’ fees. On December 19, 2016, defendants removed the Wu Action to the U.S. District Court for the District of Massachusetts, where it was captioned Wu v. Tokai Pharmaceuticals, Inc., et al., 16-cv-12550, and assigned to the same judge presiding over the Doshi and Garbowski Actions. On December 22, 2016, defendants filed a motion to consolidate the Wu Action with the Doshi and Garbowski Actions. On January 6, 2017, plaintiff filed a motion to remand the Wu Action to Massachusetts State Court.

In connection with the Otic Transaction, two putative securities class actions have been filed in the U.S. District Court for the District of Massachusetts against Tokai, Jodie P. Morrison, Seth L. Harrison, Stephen Buckley, Jr., Cheryl L. Cohen, David A. Kessler, and Joseph A. Yanchik, III. The two complaints are captioned as follows: Bushansky v. Tokai Pharmaceuticals, Inc., et al., No. 1:17-cv-10621-DPW (filed April 11, 2017), and Wilson v. Tokai Pharmaceuticals, Inc., et al., No. 1:17-cv-10645-DPW (filed April 14, 2017). Each lawsuit alleges that Tokai’s definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2017 (the “Definitive Proxy Statement”) made false and misleading statements and omissions in connection with the Otic Transaction, in violation of the Exchange Act and Rule 14a-9, promulgated thereunder. Each plaintiff sought to represent a class of all persons and entities that owned Tokai common stock. Each lawsuit sought, among other things, preliminary and permanent injunctions of the Otic Transaction unless Tokai disclosed certain information requested by plaintiff, rescission and unspecified damages if the Otic Transaction is consummated, and attorneys’ fees. These two actions are collectively referred to as the “Stockholder Litigation.”

As disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “Tokai Q1 Form 10-Q”), Tokai believed that no supplemental disclosures were required under applicable laws. However, to avoid the risk of the Stockholder Litigation delaying or adversely affecting the closing of the Otic Transaction and to minimize the expense of defending the Stockholder Litigation, and without admitting any liability or wrongdoing, Tokai made certain disclosures that supplement and revise those contained in the Definitive Proxy Statement. In the Tokai Q1 Form 10-Q, Tokai and the other named defendants denied that they committed or assisted others in committing any violations of law or breaches of duty to our stockholders, and expressly maintained that they complied with their fiduciary and other legal duties and have provided the litigation-related supplemental disclosures solely to try to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Otic Transaction that might arise from further litigation. The Tokai Q1 Form 10-Q stated that nothing in Tokai’s litigation-related supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the litigation-related supplemental disclosures.

The Tokai Q1 Form 10-Q stated that Tokai believes it has valid defenses, and intends to engage in a vigorous defense of the litigation. However, Tokai is unable to predict the ultimate outcome of these actions, and, therefore cannot estimate its possible losses or ranges of losses, if any, or the materiality thereof. The Tokai Q1 Form 10-Q further stated that an unexpected unfavorable resolution of these matters in any reporting period may have a material adverse effect on Tokai’s results of operations and cash flows for that period.

As discussed in Note 1, in May 2017 in connection with the Otic Transaction, Otic was acquired by Tokai and the name of the surviving corporation was changed to “Novus Therapeutics, Inc.”

Indemnification

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves future claims that may be made against the Company but have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future because of these indemnification obligations. No amounts associated with such indemnifications have been recorded to date.

Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. There have been no contingent liabilities requiring accrual at March 31, 2017.

Note 7. Income Taxes

The Company is subject to income taxes under the Israeli and U.S. tax laws. The Company was subject to an Israeli corporate tax rate of 25% in the year 2016 and will be subject to an Israeli corporate tax rate of 24% in the year 2017 and 23% in the year 2018 and thereafter. The Company was subject to a blended U.S. tax rate (Federal as well as state corporate tax) of 35% in 2016.

Note 8. Net Loss per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. The computation of diluted earnings per share is similar to the computation of basic earnings per share, except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if dilutive potential shares of common stock had been issued. Because the inclusion of common share equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

	Three Months Ended March 31,
	2017	2016
	(In thousands, except share and per share data)
Net loss available to stockholders of the company	$(1,374)	$(1,103)
Interest accumulated on preferred shares and on preferred shares contingently issuable for little or no cash	(229)	(229)
Net loss attributable to shareholders of preferred shares and to shareholders of preferred shares contingently issuable for little or no cash	1,357	1,145

Net loss used in the calculation of basic and diluted loss per share	$(246)	$(187)

Net loss per share, basic and diluted	$(2.86)	$(2.41)

Weighted-average number of common shares	86,026	77,856

The computation of diluted earnings per share excludes stock options, warrants, restricted stock units, and shares that would convert under the convertible loan that are anti-dilutive. For the three months ended March 31, 2017 and 2016, stock options, warrants, and restricted stock units representing common share equivalents of 384,387 shares and 347,611 shares, respectively, were anti-dilutive.

Note 9. Stockholders’ Equity

Common Shares

Common shares confer upon the holders thereof the right to receive notice of, participate in, and vote at general meetings of the Company. Holders also have the right to receive cash and stock dividends, if declared or upon dissolution, subject to the preferential rights of the holders of the series of preferred shares.

Preferred Shares

Preferred shares are convertible into common shares at the option of their holders, and confer upon their holders all rights accruing to holders of common shares in the Company on an as converted basis. In addition, holders of Preferred Shares are entitled to preference upon a liquidation event and upon distribution of dividends, plus 8% annual interest calculated on the preferred share original issue price.

Warrants

On March 16, 2017 OrbiMed Israel Partners Limited Partnership and Peregrine Management II Ltd., a related party, exercised a warrant for 22,679 shares of common stock at $17.64 per share for an aggregate amount of $400,000.

Note 10. Subsequent events

The Company’s management has evaluated events and transactions that occurred after March 31, 2017 through July 24, 2017, the date at which the accompanying condensed consolidated financial statements were available to be issued. Management determined that no material subsequent events have occurred during that period that would require the Company to either recognize the financial impact of such events in the accompanying condensed consolidated financial statements or disclose any such events to ensure the condensed consolidated financial statements are not misleading.